EXHIBIT 99.1
FOR IMMEDIATE RELEASE
MOBILE MINI, INC. ANNOUNCES
EXPIRATION OF HSR WAITING PERIOD
Tempe, AZ – April 7, 2008 — Mobile Mini, Inc. (Nasdaq GS: MINI), a leading provider of portable storage solutions, and Mobile Storage Group, Inc. of Glendale, California, a provider of portable storage in the United States and the United Kingdom, today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR), expired at 11:59 p.m., Eastern Daylight Time, on Friday, April 4, 2008 with respect to the previously announced merger agreement pursuant to which Mobile Storage Group will be merged into a subsidiary of Mobile Mini.
Consummation of the merger remains subject to certain conditions, including, among others, approval by Mobile Mini’s stockholders, receipt of a new $1.0 billion asset-based revolving credit facility and customary closing conditions. Depending on the timing of various disclosure requirements and the stockholders’ meeting, the transaction is expected to close as early as June 2008.
Additional Information
This communication is being made in respect of the proposed merger transaction involving Mobile Mini and Mobile Storage Group and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, Mobile Mini has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a special meeting of its stockholders and the proposed transaction and Mobile Mini will be filing other relevant documents concerning the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF MOBILE MINI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Mobile Mini’s stockholders. Stockholders of Mobile Mini are able to obtain a free copy of the preliminary proxy statement, as well as a defintive version of the proxy statement (when it becomes available) and other filings containing or that will contain information about Mobile Mini, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). Copies of the preliminary proxy statement, as well as a defintive version of the proxy statement (when it becomes available) and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement, can also be obtained, when available, without charge, by directing a request to Mobile Mini, Inc., 7420 South Kyrene Road, Suite 101, Tempe, AZ 85283, Attention: Investor Relations.
Mobile Mini and its respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Mobile Mini’s directors and executive officers is available in Mobile Mini’s notice of annual meeting and proxy statement for its most recent annual meeting and Mobile Mini’s Annual Report on Form 10-K for the year ended December 31, 2007, which were filed with the SEC on April 30, 2007 and February 29, 2008, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the the preliminary proxy statement, and will be contained in a defintive version of the proxy statement (when it becomes available) and other relevant materials filed with the SEC.

Mobile Mini, Inc. is a world leading provider of portable storage solutions through its total fleet of approximately 165,000 portable storage units and portable offices with 66 branches in U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.
This news release contains forward-looking statements, particularly regarding Mobile Mini’s planned acquisition of Mobile Storage Group, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Among the risks and uncertainties that may affect future results are the ability to obtain the approval of the transaction by the Mobile Mini’s stockholders; the ability to satisfy other conditions to the transaction on the proposed terms and timeframe; and the ability of Mobile Mini to obtain financing. Additional risks and uncertainties are described from time to time in the Company’s SEC filings. Forward-looking statements represent the judgment of the Company, as of the date of they are made (in this instance, the date of this release), and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Larry Trachtenberg, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		Lena Cati (212) 836-9611
(480) 894-6311		www.theequitygroup.com
www.mobilemini.com
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